                                                                      Exhibit 99

PDSi REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2003

     Increased Product and Service Sales Produce Earnings of $0.03 per Share

         COLUMBUS, OH (July 23, 2003) - Pinnacle Data Systems, Inc. (PDSi) (AMEX: PNS) today announced results for the second quarter (thirteen weeks) ended June 29, 2003.

         Sales for the second quarter of 2003 totaled $5.8 million, an increase of 30% over sales of $4.5 million reported in the comparable period of 2002. Net income for the second quarter of 2003 was $179,000, or $0.03 per diluted share, compared to a net loss of $11,000, or $0.00 per share, for the second quarter of 2002. Sales for the six months ended June 29, 2003, totaled $9.9 million, resulting in net income of $254,000, or $0.04 per diluted share, compared to sales of $7.9 million and a net loss of $310,000, or $0.06 per diluted share, for the comparable 2002 period.

         John D. Bair, Chairman, President and CEO, said the company achieved its fourth consecutive profitable quarter and is on track for a profitable fiscal year. "Shipments of new products resulting from 2002 customer trials picked up in the second quarter, and we hope to see that trend continue," Bair said. "We are making progress on our strategic growth plans, which include harvesting additional opportunities from our current large original equipment manufacturer (OEM) customers, increasing the number of new customer-specific products we have in production, increasing the number of customers and types of service programs we have, and evaluating non-organic growth options as well."

         As a result of work with Sun Microsystems and Intel over the past year, PDSi doubled its product customer base and was recently awarded membership in the Intel(R) 2003 Premier Provider program for demonstrating a distinct level of expertise in Intel technologies and solutions. Over the past year, PDSi was awarded new business in the production and servicing of tape library equipment for Hewlett-Packard. In the quarter, PDSi obtained NSF-International Strategic Registration Ltd. certification to ISO 14001, a desired supplier certification of a number of current and potential OEM customers to prove its commitment to preserving the environment.

         "We are constantly evaluating and implementing new ways to increase our value to our strong customer base," Bair said.

Additional Operating Results

         For the second quarter of 2003, product sales totaled $3.5 million, an increase of 15% over product sales of $3.0 million for the second quarter of 2002, due to the new products that started shipping in the first quarter of 2003. The gross profit margin percentage on products increased to 24% in the 2003 quarter from 21% in the 2002 quarter on a slightly more profitable mix of business. Gross profit on product sales for the 2003 quarter totaled $819,000, compared with $632,000 for the same period in 2002.

         For the second quarter of 2003, service sales totaled $2.3 million, an increase of 60% over service sales of $1.4 million for the second quarter in 2002, due to the continued ramp-up of new repair and logistics programs, as well as non-recurring component sales related to discontinued programs and non-recurring engineering services provided during the quarter. Excluding the non-recurring sales in the service sales total, service sales increased 34% in the second quarter of 2003 compared to the second quarter of 2002. The gross profit margin percentage on service sales was 34% for both the 2003 and 2002 quarters. Gross profit on the increased service sales for the 2003 quarter totaled $786,000, compared to $490,000 for the same period in 2002.

         For the quarter ended June 29, 2003, sales, general and administrative (SG&A) expenses, including research and development (R&D), totaled $1.3 million, compared to $1.1 million in the comparable quarter of 2002. The increase is attributable to incentive and commission programs related to increases in both new, as opposed to existing, customer business and bottom-line profitability. The shift from R&D expenses to SG&A expenses is a result of product development resources working on new service opportunities rather than new product opportunities in the 2003 quarter compared to the 2002 quarter.

Outlook

          "We've made significant progress since the first half of 2002. The results of the first half of 2003 and the second half of 2002 combine for a trailing twelve months total net income of $545,000, earnings per diluted share of almost $0.10 and a return on net assets of over 15%," said Michael Sayre, Executive Vice President and CFO. "While profitability and consistent quarterly growth are not guaranteed in this environment, we believe the third quarter of 2003 will also be profitable on the strength of our new programs, even though the loss of the Hewlett-Packard UNIX Workstation Repair program in the second quarter will negatively impact third quarter service sales. Visibility into the fourth quarter is limited at this point. However, some of the new product and service programs we have been working on over the past several months are showing increasing signs of their ability to generate revenue going forward into 2004."

                a)  Conference Call

                b) PDSi will host a conference call today at 11:00 a.m. EDT to discuss second quarter 2003 results and the company's strategic direction. The conference call may be accessed by calling (888) 880-1525. The passcode for the conference call is "Pinnacle Data Systems" and the conference identification number is 1528615. Please be prepared to provide both the passcode and the conference identification number to access the call.

                c)  About PDSi

         PDSi provides technical services and solutions, encompassing the development and production of embedded (built-in) computer systems and components, and the testing and repair of computer systems, components and peripherals, to Original Equipment Manufacturers (OEMs) in, among others, the computer, computer peripheral, data storage, digital-imaging, process-control, and telecommunications equipment industries. PDSi offers a full range of services to increase product speed to market and engineered product life, and to provide service and support to units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi Web-site at www.pinnacle.com.

                           PINNACLE DATA SYSTEMS, INC.
                                   (DBA PDSi)

                                 BALANCE SHEETS

($ thousands)                                                           June 28,               December 31,
                                                                          2003                     2002
                                                                          ----                     ----
                                                                       (Unaudited)
                                  ASSETS
                                  ------
CURRENT ASSETS
  Cash                                                           $                  70    $                 36
  Accounts receivable, net of allowance for doubtful
   accounts of $15,000                                                           3,492                   2,087
  Inventory                                                                      2,397                   2,750
  Other prepaid expenses                                                           205                     321
  Deferred income taxes                                                            514                     514
                                                                   --------------------     -------------------
                                                                                 6,678                   5,708
                                                                   --------------------     -------------------


PROPERTY AND EQUIPMENT
  Leasehold improvements                                                           222                     219
  Furniture and fixtures                                                           330                     330
  Computer equipment and related software                                        2,265                   2,125
  Shop equipment                                                                   495                     463
                                                                   --------------------     -------------------
                                                                                 3,312                   3,137
  Less accumulated depreciation and amortization                                 2,066                   1,803
                                                                   --------------------     -------------------
                                                                                 1,246                   1,334
                                                                   --------------------     -------------------



OTHER ASSETS                                                                        38                      46
                                                                   --------------------     -------------------




                                                                 $               7,962    $              7,088
                                                                   ====================     ===================

                           PINNACLE DATA SYSTEMS, INC.
                                   (DBA PDSi)

                                 BALANCE SHEETS

($ thousands)                                                           June 28,               December 31,
                                                                          2003                     2002
                                                                          ----                     ----
                                                                       (Unaudited)
                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------

CURRENT LIABILITIES
  Line of credit                                                 $               1,965    $              2,102
  Current portion of long-term debt                                                  0                      33
  Current portion of capital lease obligation                                       10                      23
  Accounts payable                                                               1,501                     779
  Accrued expenses:
    Wages, payroll taxes and benefits                                              381                     324
    Income taxes                                                                   108                      76
    Other                                                                           69                     105
  Unearned revenue                                                                  28                       0
                                                                   --------------------     -------------------
                                                                                 4,062                   3,442
                                                                   --------------------     -------------------

LONG-TERM LIABILITIES
  Deferred income taxes                                                             93                      93
                                                                   --------------------     -------------------
                                                                                    93                      93
                                                                   --------------------     -------------------
                                                                                 4,155                   3,535
                                                                   --------------------     -------------------

COMMITMENTS AND CONTINGENCIES                                                        -                       -
                                                                   --------------------     -------------------

STOCKHOLDERS' EQUITY
  Preferred stock; no par value; 4,000,000 shares
   authorized; no shares issued or outstanding                                       -                       -
  Common stock; no par value; 25,000,000 shares
   authorized; 5,518,870 issued and outstanding                                  2,162                   2,162
  Additional paid-in capital                                                       502                     502
  Retained earnings                                                              1,143                     889
                                                                   --------------------     -------------------
                                                                                 3,807                   3,553
                                                                   --------------------     -------------------

                                                                 $               7,962    $              7,088
                                                                   ====================     ===================

                           PINNACLE DATA SYSTEMS, INC
                                   (DBA PDSi)

                            STATEMENTS OF OPERATIONS

                                                               For the Quarter Ended              For the Two Quarters Ended
                                                               ---------------------              --------------------------
($ thousands, except per share totals)                        June               June               June                June
                                                            28, 2003           29, 2002           28, 2003            29, 2002
                                                            --------           --------           --------            --------
                                                          (unaudited)        (unaudited)        (unaudited)         (unaudited)
                                                          -----------        -----------        -----------         -----------
SALES
  Product sales                                                   3,463              3,009               5,666               4,941
  Service sales                                                   2,308              1,441               4,264               2,914
                                                         ---------------    ---------------   -----------------   -----------------
                                                                  5,771              4,450               9,930               7,855
                                                         ---------------    ---------------   -----------------   -----------------
COST OF SALES
  Product sales                                                   2,644              2,377               4,403               4,233
  Service sales                                                   1,522                951               2,682               1,864
                                                         ---------------    ---------------   -----------------   -----------------
                                                                  4,166              3,328               7,085               6,097
                                                         ---------------    ---------------   -----------------   -----------------

GROSS PROFIT                                                      1,605              1,122               2,845               1,758
                                                         ---------------    ---------------   -----------------   -----------------
OPERATING EXPENSES
  Selling, general and administrative                             1,258                918               2,294               1,792
  Research and development                                           31                194                  89                 405
                                                         ---------------    ---------------   -----------------   -----------------
                                                                  1,289              1,112               2,383               2,197

INCOME/(LOSS) FROM OPERATIONS                                       316                 10                 462                (439)
                                                         ---------------    ---------------   -----------------   -----------------
OTHER EXPENSE
  Interest expense                                                   22                 27                  45                  69
                                                         ---------------    ---------------   -----------------   -----------------

INCOME/(LOSS) BEFORE INCOME TAXES                                   294                (17)                417                (508)

INCOME TAX EXPENSE/(BENEFIT)                                        115                 (6)                163                (198)
                                                         ---------------    ---------------   -----------------   -----------------

NET INCOME/(LOSS)                                          $        179               ($11)     $          254               ($310)
                                                         ---------------    ---------------   -----------------   -----------------

BASIC EARNINGS/(LOSS) PER SHARE                            $       0.03             ($0.00)     $         0.05              ($0.06)
                                                         ---------------    ---------------   -----------------   -----------------
DILUTED EARNINGS/(LOSS) PER SHARE                          $       0.03             ($0.00)     $         0.04              ($0.06)
                                                         ---------------    ---------------   -----------------   -----------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

  Basic                                                       5,518,870          5,503,440           5,518,870           5,496,005
                                                         ===============    ===============   =================   =================
  Diluted                                                     5,676,778          5,503,440           5,709,716           5,496,005
                                                         ===============    ===============   =================   =================

                           PINNACLE DATA SYSTEMS, INC.
                                   (DBA PDSi)

                            STATEMENTS OF CASH FLOWS

               Two Quarters Ended June 28, 2003 and June 29, 2002

($ thousands)                                                                             2003                    2002
                                                                                          ----                    ----
                                                                                       (Unaudited)             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income/(loss)                                                                $             254       $            (310)
                                                                                     ----------------        ----------------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                                279                     278
    Inventory reserves                                                                           146                     383
    Loss on disposal of assets                                                                     1                       0
    (Increase) decrease in assets:
      Accounts receivable                                                                     (1,405)                    159
      Inventory                                                                                   71                     242
      Prepaid expenses and other assets                                                          117                    (157)
      Refundable income taxes                                                                      0                     176
    Increase (decrease) in liabilities:
      Accounts payable                                                                           722                     554
      Accrued expenses and taxes                                                                  52                     (24)
      Unearned revenues                                                                           28                      (4)
                                                                                     ----------------        ----------------
        Total adjustments                                                                         11                   1,607
                                                                                     ----------------        ----------------
          Net cash provided by operating activities                                              265                   1,297
                                                                                     ----------------        ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                                            (49)                   (101)
                                                                                     ----------------        ----------------
          Net cash used in investing activities                                                  (49)                   (101)
                                                                                     ----------------        ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in line of credit                                                                  (137)                 (1,143)
  Principal payments on long-term debt                                                           (34)                    (67)
  Principal payments on capital lease obligation                                                 (12)                    (12)
  Proceeds from stock options exercised                                                            0                      20
  Other proceeds from shareholders                                                                 1                       0
                                                                                     ----------------        ----------------
          Net cash used in financing activities                                                 (182)                 (1,202)
                                                                                     ----------------        ----------------

                           PINNACLE DATA SYSTEMS, INC.
                                   (DBA PDSi)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

               Two Quarters Ended June 28, 2003 and June 29, 2002

($ thousands)                                                                2003                    2002
                                                                             ----                    ----
INCREASE/(DECREASE) IN CASH                                                          34                     (6)

CASH - Beginning of period                                                           36                      72
                                                                        ----------------       -----------------

CASH - End of period                                                  $              70      $               66
                                                                        ================       =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
    Interest paid                                                     $              44      $               68
                                                                        ================       =================

    Income taxes paid, net of refunds                                 $             132      $                0
                                                                        ================       =================

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING TRANSACTIONS

    During 2003, the company capitalized
    $137,000 of inventory as computer
    equipment. During 2002, the company
    capitalized $6,000 of inventory as
    computer equipment

Safe Harbor Statement: Statements in this release which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products and services, technologies and opportunities, market growth, demand for acceptance of new and existing products and services are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company's Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.